Exhibit 10.14(b)

June 1, 2014

Secor Capital Advisors L.P.

One Penn Plaza – Suite 4625

New York, New York 10119

Attention: Mr. Robert Aurigema

Re:	Management Agreement Renewal

Dear Mr. Aurigema:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made below (the “Management Agreement”). We are extending the term of the Management Agreement through June 30, 2015 and all other provisions of the Management Agreement will remain unchanged.

•	Secor Master Fund L.P.
•	Emerging CTA Portfolio L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mrs. Alice Lonero at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1304.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Alice Lonero
Alice Lonero
Chief Financial Officer

SECOR CAPITAL ADVISORS L.P.

By:	/s/ Raymond Iwanowski

Print Name:	Raymond Iwanowski

AL/sr